Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
SHORT DURATION U.S. GOVERNMENT FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
NOVEMBER 30, 2008


RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND SEEKS
TO PROVIDE SHAREHOLDERS WITH A HIGH LEVEL OF CURRENT
INCOME AND SAFETY OF PRINCIPAL CONSISTENT WITH
INVESTMENT IN U.S. GOVERNMENT AND GOVERNMENT AGENCY
SECURITIES.

                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    4

Manager Commentary.................    9

Fund Expenses Example..............   14

Portfolio of Investments...........   16

Statement of Assets and
  Liabilities......................   26

Statement of Operations............   27

Statements of Changes in Net
  Assets...........................   28

Financial Highlights...............   29

Notes to Financial Statements......   35

Proxy Voting.......................   49



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
    RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  3

YOUR FUND AT A GLANCE ----------------------------------------------------------
(UNAUDITED)

FUND SUMMARY
--------------------------------------------------------------------------------
> RiverSource Short Duration U.S. Government Fund (the Fund) Class A shares declined 2.30% (excluding sales charge) for the six months ended Nov. 30, 2008.
> The Fund underperformed its benchmark, the Barclays Capital 1-3 Year
  Government Index (formerly known as Lehman Brothers 1-3 Year Government Index), which gained 3.62%.
> The Fund underperformed the Lipper Short U.S. Government Funds Index, representing the Fund's peer group, which advanced 0.93% during the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended Nov. 30, 2008)
--------------------------------------------------------------------------------


                                6 months*  1 year  3 years  5 years  10 years
-----------------------------------------------------------------------------
RiverSource Short Duration
  U.S. Government Fund Class A
  (excluding sales charge)        -2.30%   -1.59%   +2.57%   +2.00%   +3.07%
-----------------------------------------------------------------------------
Barclays Capital 1-3 Year
  Government Index
  (unmanaged)(1)                  +3.62%   +5.87%   +5.72%   +4.01%   +4.74%
-----------------------------------------------------------------------------
Lipper Short U.S. Government
  Funds Index(2)                  +0.93%   +2.57%   +4.03%   +2.97%   +3.88%
-----------------------------------------------------------------------------


* Not annualized.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 3.00% sales charge applicable to Class A shares of the Fund, which changed from 4.75% effective March 3, 2008, is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
4  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



(1) The Barclays Capital 1-3 Year Government Index (formerly known as Lehman Brothers 1-3 Year Government Index), an unmanaged index, is made up of all publicly issued, non-convertible domestic debt of the U.S. government, or agency thereof, or any quasi-federal corporation. The index also includes corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum maturity of one year up to a maximum maturity of 2.9 years are included. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Short U.S. Government Funds Index includes the 30 largest short U.S. government funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


--------------------------------------------------------------------------------
    RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  5

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



        DURATION
SHORT    INT.     LONG
   x                      HIGH
                          MEDIUM   QUALITY
                          LOW



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO STATISTICS
--------------------------------------------------------------------------------

Weighted average life(1)     3.4 years
--------------------------------------
Effective duration(2)        1.8 years
--------------------------------------
Weighted average bond
  rating(3)                        AAA
--------------------------------------




ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                     Total       Net
                     fund        fund
                   expenses  expenses(a)
----------------------------------------
Class A              1.04%      0.89%
----------------------------------------
Class B              1.80%      1.65%
----------------------------------------
Class C              1.80%      1.65%
----------------------------------------
Class I              0.60%      0.51%
----------------------------------------
Class R4             0.90%      0.76%
----------------------------------------
Class W              1.06%      0.96%
----------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds) will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.51% for Class I, 0.76% for Class R4 and 0.96% for Class W.



(1) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(2) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(3) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

Shares of the RiverSource Short Duration U.S. Government Fund are not insured or guaranteed by the U.S. government.

There are risks associated with an investment in a bond fund, including the impact of interest rates and credit. These and other risk considerations are discussed in the fund's prospectus. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.


--------------------------------------------------------------------------------
6  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT NOV. 30, 2008
                                                                            SINCE
Without sales charge      6 MONTHS*  1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION**
Class A (inception
  8/19/85)                  -2.30%   -1.59%   +2.57%   +2.00%   +3.07%        N/A
------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -2.67%   -2.33%   +1.81%   +1.24%   +2.30%        N/A
------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -2.67%   -2.32%   +1.81%   +1.24%     N/A       +2.65%
------------------------------------------------------------------------------------
Class I (inception
  3/4/04)                   -2.12%   -1.22%   +2.88%     N/A      N/A       +2.19%
------------------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                  -2.24%   -1.46%   +2.73%   +2.17%   +3.23%        N/A
------------------------------------------------------------------------------------
Class W (inception
  12/1/06)                  -2.55%   -1.86%     N/A      N/A      N/A       +1.49%
------------------------------------------------------------------------------------

With sales charge
Class A (inception
  8/19/85)                  -5.30%   -6.28%   +0.90%   +1.02%   +2.54%        N/A
------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -7.47%   -7.08%   +0.55%   +0.88%   +2.30%        N/A
------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -3.63%   -3.27%   +1.81%   +1.24%     N/A       +2.65%
------------------------------------------------------------------------------------




The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.


--------------------------------------------------------------------------------
    RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  7

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AT DEC. 31, 2008
                                                                            SINCE
Without sales charge      6 MONTHS*  1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION**
Class A (inception
  8/19/85)                  -1.95%   -1.53%   +2.52%   +1.94%   +3.03%        N/A
------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -2.33%   -2.28%   +1.75%   +1.18%   +2.25%        N/A
------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -2.32%   -2.27%   +1.76%   +1.18%     N/A       +2.64%
------------------------------------------------------------------------------------
Class I (inception
  3/4/04)                   -1.77%   -1.36%   +2.83%     N/A      N/A       +2.21%
------------------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                  -1.89%   -1.40%   +2.68%   +2.11%   +3.19%        N/A
------------------------------------------------------------------------------------
Class W (inception
  12/1/06)                  -1.99%   -1.59%     N/A      N/A      N/A       +1.65%
------------------------------------------------------------------------------------


With sales charge
Class A (inception
  8/19/85)                  -4.97%   -6.24%   +0.85%   +0.97%   +2.50%        N/A
------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -7.15%   -7.04%   +0.50%   +0.82%   +2.25%        N/A
------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -3.29%   -3.22%   +1.76%   +1.18%     N/A       +2.64%
------------------------------------------------------------------------------------



On March 3, 2008, the maximum sales charge for Class A shares changed from 4.75% to 3.00%. Class A share performance for each period of one year, three years, five years, ten years and since inception reflects the maximum sales charge of 4.75%, which was in effect at the beginning of each of those periods. Class A share performance for each six-month period reflects the maximum sales charge of 3.00%, which was in effect at the beginning of each of those periods. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R4 and Class W shares. Class I and Class R4 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

 *Not annualized.
**For classes with less than 10 years performance.


--------------------------------------------------------------------------------
8  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------
(UNAUDITED)

Dear Shareholders,

RiverSource Short Duration U.S. Government Fund (the Fund) Class A shares declined 2.30% (excluding sales charge) for the six months ended Nov. 30, 2008. The Fund underperformed its benchmark, the Barclays Capital 1-3 Year Government Index (Barclays Index) (formerly known as Lehman Brothers 1-3 Year Government Index), which gained 3.62%. The Fund also underperformed the Lipper Short U.S. Government Funds Index, representing the Fund's peer group, which advanced 0.93% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
U.S. economic and financial market conditions deteriorated dramatically during the semiannual period. The Federal Reserve (the Fed) left interest rates unchanged through the summer, as prior rate cuts were given a chance to work their way into the system. During these months, oil prices increased dramatically, resulting in elevated readings for headline inflation. In September 2008, conditions changed for the worse. Asset write-downs led to a loss of confidence in banks and brokers as well as in government agencies. This led to the abrupt collapse of Lehman Brothers and intervention from the Treasury Department to maintain the viability of mortgage lenders Fannie Mae and Freddie Mac. Oil, gas and other commodity prices dropped substantially, but fears of inflation gave way to fears of deflation. These events, among others, affected the broad credit markets and led to a loss of confidence and a material worsening in the real economy.


SECTOR DIVERSIFICATION (at Nov. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Asset-Backed                                1.4%
------------------------------------------------
Commercial Mortgage-Backed                  1.2%
------------------------------------------------
Mortgage-Backed(1)                         51.5%
------------------------------------------------
U.S. Government Obligations & Agencies     43.2%
------------------------------------------------
Other(2)                                    2.7%
------------------------------------------------


(1) Of the 51.5%, 4.8% is due to forward commitment mortgage-backed securities activity. Short-term are held as collateral for these commitments.
(2) Cash & Cash Equivalents.


--------------------------------------------------------------------------------
    RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------

As a result of these conditions, the flight to quality that began in the prior fiscal year intensified during this semiannual period, with investor risk aversion remaining high. The Fed and the Treasury waged an aggressive campaign to stabilize credit markets and stimulate lending. As part of this campaign, the Fed cut the targeted federal funds rate by a total of 100 basis points (1.00%) during the six-month period, bringing it to 1.00%.

For the semiannual period overall, interest rates declined across the Treasury yield curve, reflecting the flight to quality. Non-Treasury sectors of the fixed income market underperformed their Treasury counterparts, as investors shed credit risk. Overall, high-quality issues dramatically outperformed low-quality issues.

The primary contributor to the Fund's performance was its exposure to U.S. agency subordinated debt. U.S. agency subordinated debt prices had become distressed based on the view that the federal government would not include the securities in programs to support the agencies. However, subordinated debt payments were explicitly supported along with senior debt obligations when the U.S. government intervened. Subordinated debt is debt that ranks below other securities with regard to claims on assets or earnings, but, which typically offers a higher rate of return than senior debt due to the increased inherent risk. Subordinated debt of U.S. agencies is widely considered to be comparatively less risky and of greater quality than that of banks or other issuers.


QUALITY BREAKDOWN (at Nov. 30, 2008; % of portfolio assets excluding cash equivalents and equities)
---------------------------------------------------------------------

AAA bonds                                    96.9%
-------------------------------------------------
AA bonds                                      0.5%
-------------------------------------------------
A bonds                                       2.6%
-------------------------------------------------


Bond ratings apply to the underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating.


--------------------------------------------------------------------------------
10  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

Detracting from the Fund's results was its exposure to mortgage-backed securities, as non-Treasury sector of the fixed income market posted positive returns but significantly underperformed Treasuries during the semiannual period. Mortgage-backed securities with longer-dated maturities also suffered from the fact that the yield curve steepened during the period, meaning that yields moved lower more dramatically in the shorter segments than at the longer-term end of the yield curve and thus shorter maturities outperformed longer maturities. A portion of the mortgage-backed securities held by the Fund were not issued by government agencies. These non-agency mortgage-backed securities were hurt by a lack of liquidity and experienced more dramatic price depreciation than those mortgage securities backed by the federal government.

Exposure to commercial mortgage-backed securities also detracted from the Fund's results during the six-month period, as spreads, or the difference in yields between these securities and Treasuries, widened. Finally, the Fund's position in Treasury Inflation Protected Securities, or TIPS, hurt its performance. TIPS underperformed nominal Treasury securities, or non-inflation protected Treasury securities, as deflationary fears emerged in October and November.

CHANGES TO THE FUND'S PORTFOLIO
During the semiannual period, we reduced the Fund's exposure to non-agency mortgage-backed securities. We then used the proceeds to increase the Fund's position in U.S. agency subordinated debt, given what we consider to be subordinated debt's characteristics as an attractive high quality investment. We also believe that the effects of


  Given this view, we intend to maintain our bias toward securities that we believe to have been left with particularly attractive yield profiles due to the recent drying up of market liquidity.






--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  11

MANAGER COMMENTARY (continued) -------------------------------------------------

government intervention on select U.S. agencies have yet to be fully realized. This shift in allocation helped the Fund's performance for the semiannual period overall. The Fund's portfolio turnover rate for the six-month period was 118%.*

OUR FUTURE STRATEGY
In evaluating prices in the fixed income market at the end of November, we found that investors are generally pricing securities with the expectation of a depression-like economy. We believe this scenario is unlikely for two major reasons. First, American financial institutions have already taken over $600 billion in losses and write-downs. This compares to previous periods of credit stress, most recently in Japan, in which banks delayed the realization of losses only to prolong the ensuing drag on economic growth. Second, U.S. and foreign governments have taken bold action to stabilize their banking systems and inject capital into markets. These moves stand in stark contrast to the Great Depression, when government action was oft-criticized as too little, too late. In light of these factors, Treasury bonds appear overpriced, while we find valuations in non-Treasury sectors as quite attractive.

Given this view, we intend to maintain our bias toward securities that we believe to have been left with particularly attractive yield profiles due to the recent drying up of market liquidity. These securities include both agency and non-agency mortgage-backed securities, high quality commercial mortgage-backed securities, TIPS and U.S. agency subordinated debt. We believe these securities may offer significant yield benefits over the near term. We further believe that when conditions eventually improve, many of the securities in the Fund could experience significant price appreciation.


--------------------------------------------------------------------------------
12  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

As always, our strategy is to provide added portfolio value with a moderate amount of risk. Quality issues and security selection remain a priority as we continue to seek attractive buying opportunities.



Jamie Jackson, CFA(R)                             Todd White
Portfolio Manager                                 Portfolio Manager



 *A significant portion of the turnover was the result of rolling-maturity mortgage securities, processing of prepayments and opportunistic changes we made at the margin in response to valuations or market developments.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Nov. 30, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 JUNE 1, 2008  NOV. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  977.00        $4.39           .89%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.49        $4.48           .89%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  973.30        $8.12          1.65%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.70        $8.30          1.65%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  973.30        $8.12          1.65%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.70        $8.30          1.65%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  978.80        $2.52           .51%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,022.39        $2.57           .51%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  977.60        $3.75           .76%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.14        $3.83           .76%
------------------------------------------------------------------------------------------

Class W
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  974.50        $4.73           .96%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.14        $4.84           .96%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Nov. 30, 2008: -2.30% for Class A, -2.67% for Class B, -2.67% for Class C, -2.12% for Class I, -2.24% for Class R4 and -2.55% for Class W.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

NOV. 30, 2008 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES




BONDS (82.2%)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
U.S. GOVERNMENT OBLIGATIONS & AGENCIES (25.7%)
Federal Home Loan Bank
 12-29-08                   5.13%        $24,390,000       $24,441,614
 04-09-09                   2.32             225,000           226,138
Federal Home Loan Mtge Corp
 06-13-18                   4.88           5,405,000         5,736,449
Federal Natl Mtge Assn
 04-09-13                   3.25          18,880,000        19,000,908
 01-02-14                   5.13          16,915,000        17,386,759
 11-15-30                   6.63           1,945,000         2,438,911
U.S. Treasury
 06-30-10                   2.88           5,730,000         5,910,850
 10-31-10                   1.50          57,750,000        58,336,509
 12-15-10                   4.38          10,550,000(i)     11,295,094
 11-15-18                   3.75          25,300,000        27,003,803
U.S. Treasury Inflation-Indexed Bond
 01-15-14                   2.00          17,769,221(j)     15,998,571
 01-15-15                   1.63          22,919,000(j)     20,085,473
                                                          ------------
Total                                                      207,861,079
----------------------------------------------------------------------

ASSET-BACKED (1.5%)
Capital Auto Receivables Asset Trust
 Series 2006-SN1A Cl A4B
 03-20-10                   1.56           3,250,000(d,h)    3,204,317
Countrywide Asset-backed Ctfs
 Series 2007-7 Cl 2A2
 10-25-37                   1.56           2,600,000(h)      2,036,939
Residential Asset Securities
 Series 2007-KS3 Cl AI2
 04-25-37                   1.58           4,050,000(h)      3,555,310
Soundview Home Equity Loan Trust
 Series 2006-EQ1 Cl A2
 10-25-36                   1.51           3,900,000(h)      3,177,283
                                                          ------------
Total                                                       11,973,849
----------------------------------------------------------------------

COMMERCIAL MORTGAGE-BACKED (1.2%)(f)
Federal Home Loan Mtge Corp
 Multifamily Structured Pass-Through Ctfs
 Series K001 Cl A2
 04-25-16                   5.65           5,879,459         5,718,829
Federal Natl Mtge Assn #381990
 10-01-09                   7.11           4,059,446         4,077,332
                                                          ------------
Total                                                        9,796,161
----------------------------------------------------------------------

MORTGAGE-BACKED (53.8%)(f,k)
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl 3A21
 03-25-37                   6.18           1,782,292(g)        910,858
American Home Mtge Assets
 Collateralized Mtge Obligation
 Series 2007-2 Cl A2A
 03-25-47                   1.56           3,232,332(g)        707,095
American Home Mtge Investment Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl GA1C
 05-25-47                   1.59           4,168,407(g)      1,397,706
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-9 Cl 1CB1
 01-25-37                   6.00           3,236,559         1,565,559
Barclays Capital LLC Trust
 Collateralized Mtge Obligation
 Series 2007-AA4 Cl 11A1
 06-25-47                   6.20           1,288,492(g)        953,577
Bear Stearns Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-5 Cl 3A1
 08-25-47                   5.98           2,050,079(g)      1,175,883
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-6CB Cl 1A1
 04-25-35                   7.50           1,407,266         1,167,355


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

BONDS (CONTINUED)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-2CB Cl A11
 03-25-36                   6.00%         $5,506,983        $2,765,541
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-OA11 Cl A3B1
 09-25-46                   1.58           3,491,021(h)      2,083,813
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-22 Cl 2A16
 09-25-37                   6.50           4,480,708         2,006,519
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-25 Cl 1A1
 11-25-37                   6.50           4,486,403         2,143,659
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OA9 Cl A2
 06-25-47                   1.75           5,484,812(h)      1,381,370
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OH3 Cl A3
 09-25-47                   1.90           3,706,134(h)        865,782
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-HYB8 Cl 4A1
 12-20-35                   5.56           3,069,596(g)      1,404,402
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-R2 Cl 2A1
 06-25-35                   7.00           4,093,993(d)      3,357,259
Federal Home Loan Mtge Corp
 12-01-38                   6.00           2,000,000(e)      2,043,124
 12-01-38                   6.50          12,000,000(e)     12,344,999
Federal Home Loan Mtge Corp #1G0847
 07-01-35                   4.71           7,007,898(g)      7,022,871
Federal Home Loan Mtge Corp #1G2264
 10-01-37                   6.01           5,943,966(g)      6,066,472
Federal Home Loan Mtge Corp #1G2598
 01-01-37                   6.10           2,234,343(g)      2,288,004
Federal Home Loan Mtge Corp #1J0614
 09-01-37                   5.70           3,110,668(g)      3,145,227
Federal Home Loan Mtge Corp #783049
 03-01-35                   4.85           5,637,612(g)      5,596,536
Federal Home Loan Mtge Corp #A18107
 01-01-34                   5.50           2,972,429         3,020,698
Federal Home Loan Mtge Corp #C00351
 07-01-24                   8.00             225,992           239,170
Federal Home Loan Mtge Corp #C00385
 01-01-25                   9.00             372,290           409,359
Federal Home Loan Mtge Corp #C80329
 08-01-25                   8.00              65,120            69,022
Federal Home Loan Mtge Corp #E00398
 10-01-10                   7.00             199,635           204,515
Federal Home Loan Mtge Corp #E81240
 06-01-15                   7.50           2,902,216         3,046,587
Federal Home Loan Mtge Corp #E90650
 07-01-12                   5.50             102,663           105,330
Federal Home Loan Mtge Corp #E92454
 11-01-17                   5.00           2,474,442         2,521,832
Federal Home Loan Mtge Corp #G00363
 06-01-25                   8.00             291,984           309,477
Federal Home Loan Mtge Corp #G00501
 05-01-26                   9.00             494,258           543,982
Federal Home Loan Mtge Corp #G10669
 03-01-12                   7.50           1,058,163         1,107,991
Federal Home Loan Mtge Corp #G11243
 04-01-17                   6.50          11,195,847        11,585,737
Federal Home Loan Mtge Corp #G12100
 11-01-13                   5.00           2,613,148         2,645,386
Federal Home Loan Mtge Corp #M30074
 09-01-09                   6.50              27,440            27,780
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 11 Cl B
 01-01-20                  15.05               6,687(b)          1,622
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 237 Cl IO
 05-15-36                  14.70           1,060,392(b)        171,982


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (CONTINUED)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2471 Cl SI
 03-15-32                  44.63%         $1,268,415(b)       $148,654
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2783 Cl MI
 03-15-25                  78.62           2,222,458(b)         39,513
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 2617 Cl HD
 06-15-16                   7.00           5,515,532         5,781,864
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 3346 Cl FA
 02-15-19                   1.65           8,677,977(h)      8,305,051
Federal Natl Mtge Assn
 12-01-38                   5.00           2,500,000(e)      2,516,405
 12-01-38                   5.50           8,000,000(e)      8,132,496
 12-01-38                   6.00          10,000,000(e)     10,221,880
Federal Natl Mtge Assn #125032
 11-01-21                   8.00             122,323           129,456
Federal Natl Mtge Assn #190129
 11-01-23                   6.00             890,053           916,033
Federal Natl Mtge Assn #190353
 08-01-34                   5.00           6,382,017         6,435,011
Federal Natl Mtge Assn #190785
 05-01-09                   7.50              32,237            32,668
Federal Natl Mtge Assn #190988
 06-01-24                   9.00             195,601           211,378
Federal Natl Mtge Assn #254384
 06-01-17                   7.00             279,842(i)        294,129
Federal Natl Mtge Assn #254454
 08-01-17                   7.00             496,026           521,351
Federal Natl Mtge Assn #254723
 05-01-23                   5.50           8,198,373         8,367,873
Federal Natl Mtge Assn #254748
 04-01-13                   5.50           4,473,645         4,588,283
Federal Natl Mtge Assn #254757
 05-01-13                   5.00           6,057,250         6,110,765
Federal Natl Mtge Assn #254774
 05-01-13                   5.50           1,389,294         1,416,125
Federal Natl Mtge Assn #255501
 09-01-14                   6.00             560,227           586,506
Federal Natl Mtge Assn #303885
 05-01-26                   7.50             427,007           451,048
Federal Natl Mtge Assn #313007
 07-01-11                   7.50             129,461           133,613
Federal Natl Mtge Assn #336512
 02-01-26                   6.00              62,122            64,005
Federal Natl Mtge Assn #357485
 02-01-34                   5.50          12,314,086        12,544,836
Federal Natl Mtge Assn #407327
 01-01-14                   5.50             355,442           364,978
Federal Natl Mtge Assn #456374
 12-01-13                   5.50             604,883           621,112
Federal Natl Mtge Assn #508402
 08-01-14                   6.50             242,175(i)        249,358
Federal Natl Mtge Assn #545818
 07-01-17                   6.00          11,673,144        11,978,221
Federal Natl Mtge Assn #545864
 08-01-17                   5.50           9,747,354         9,989,792
Federal Natl Mtge Assn #545910
 08-01-17                   6.00           1,804,974         1,852,049
Federal Natl Mtge Assn #555063
 11-01-17                   5.50           6,915,094         7,091,373
Federal Natl Mtge Assn #555367
 03-01-33                   6.00           8,978,406         9,205,572
Federal Natl Mtge Assn #579485
 04-01-31                   6.50           2,151,518(i)      2,235,226
Federal Natl Mtge Assn #593829
 12-01-28                   7.00           1,463,747         1,536,028
Federal Natl Mtge Assn #601416
 11-01-31                   6.50             757,578           787,062
Federal Natl Mtge Assn #630993
 09-01-31                   7.50           2,104,990         2,220,562
Federal Natl Mtge Assn #648040
 06-01-32                   6.50           2,067,362         2,138,773
Federal Natl Mtge Assn #648349
 06-01-17                   6.00           6,186,610         6,347,947
Federal Natl Mtge Assn #651284
 07-01-17                   6.00           1,212,490         1,244,295


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

BONDS (CONTINUED)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #662866
 11-01-17                   6.00%         $1,062,928        $1,094,739
Federal Natl Mtge Assn #665752
 09-01-32                   6.50           1,174,133         1,214,691
Federal Natl Mtge Assn #670782
 11-01-12                   5.00             237,174           238,999
Federal Natl Mtge Assn #670830
 12-01-12                   5.00             330,824           338,122
Federal Natl Mtge Assn #671415
 01-01-10                   5.00             351,675           351,902
Federal Natl Mtge Assn #678940
 02-01-18                   5.50           1,856,424         1,904,564
Federal Natl Mtge Assn #686227
 02-01-18                   5.50           2,528,653         2,594,469
Federal Natl Mtge Assn #696837
 04-01-18                   5.50           2,739,943         2,810,300
Federal Natl Mtge Assn #704610
 06-01-33                   5.50           9,936,371(i)     10,122,567
Federal Natl Mtge Assn #712602
 06-01-13                   5.00             714,348           721,090
Federal Natl Mtge Assn #722325
 07-01-33                   4.96           4,476,063(g)      4,500,854
Federal Natl Mtge Assn #725232
 03-01-34                   5.00           9,441,311(i)      9,525,608
Federal Natl Mtge Assn #725425
 04-01-34                   5.50           8,731,157         8,904,273
Federal Natl Mtge Assn #725431
 08-01-15                   5.50           6,492,835         6,667,040
Federal Natl Mtge Assn #725773
 09-01-34                   5.50           7,400,391         7,534,440
Federal Natl Mtge Assn #730632
 08-01-33                   4.02           1,532,183(g)      1,510,787
Federal Natl Mtge Assn #735212
 12-01-34                   5.00           5,669,459         5,716,536
Federal Natl Mtge Assn #735578
 06-01-35                   5.00           4,331,665         4,364,926
Federal Natl Mtge Assn #739243
 09-01-33                   6.00           2,706,417         2,782,363
Federal Natl Mtge Assn #739331
 09-01-33                   6.00           1,409,724         1,444,511
Federal Natl Mtge Assn #743524
 11-01-33                   5.00           2,841,728         2,867,101
Federal Natl Mtge Assn #745275
 02-01-36                   5.00             995,350         1,002,993
Federal Natl Mtge Assn #753508
 11-01-33                   5.00           2,866,414         2,892,007
Federal Natl Mtge Assn #791447
 10-01-34                   6.00           4,334,878(i)      4,439,138
Federal Natl Mtge Assn #797046
 07-01-34                   5.50           2,692,051         2,740,815
Federal Natl Mtge Assn #799769
 11-01-34                   5.05           3,566,443(g)      3,569,581
Federal Natl Mtge Assn #801344
 10-01-34                   5.03           3,843,481(g)      3,851,667
Federal Natl Mtge Assn #815463
 02-01-35                   5.50           1,750,823         1,782,537
Federal Natl Mtge Assn #832641
 09-01-35                   6.00           6,022,126         6,161,321
Federal Natl Mtge Assn #849082
 01-01-36                   5.82           2,559,620(g)      2,583,889
Federal Natl Mtge Assn #849170
 01-01-36                   5.95           3,017,448(g)      3,052,241
Federal Natl Mtge Assn #878661
 02-01-36                   5.50           7,268,229         7,348,861
Federal Natl Mtge Assn #883267
 07-01-36                   6.50           4,209,791         4,349,120
Federal Natl Mtge Assn #887403
 07-01-36                   7.00           2,515,995         2,635,569
Federal Natl Mtge Assn #888989
 06-01-37                   6.05           5,696,176(g)      5,851,509
Federal Natl Mtge Assn #902818
 11-01-36                   5.91           2,014,549(g)      2,044,223
Federal Natl Mtge Assn #919341
 05-01-37                   6.50           3,310,688         3,406,756
Federal Natl Mtge Assn #928771
 10-01-37                   8.00           5,776,833(i)      6,083,937
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 163 Cl 2
 07-25-22                  34.02             493,783(b)         72,472


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (CONTINUED)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2002-18 Cl SE
 02-25-32                  46.58%         $2,642,309(b)       $287,233
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-26 Cl MI
 03-25-23                  13.70           1,529,182(b)        209,004
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-63 Cl IP
 07-25-33                  25.88           3,553,978(b)        408,092
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-71 Cl IM
 12-25-31                   9.86           1,835,688(b)        225,112
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-81 Cl LI
 11-25-13                  59.80           1,251,315(b)         11,045
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 36 Cl 2
 08-01-18                  15.66               3,987(b)            876
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 367 Cl 2
 01-01-36                  12.99           2,652,947(b)        434,371
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 379 Cl 2
 05-01-37                  13.46           5,139,714(b)        814,725
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 70 Cl 2
 01-15-20                  27.28             177,082(b)         32,598
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Principal Only
 Series G-15 Cl A
 06-25-21                   2.49              23,502(c)         21,765
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2002-52 Cl FG
 09-25-32                   1.90           7,459,317(h)      7,323,500
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-133 Cl GB
 12-25-26                   8.00           1,741,536         1,859,467
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-94 Cl QB
 07-25-23                   5.50           1,451,559         1,450,382
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-W11 Cl A1
 06-25-33                   6.29             107,620(g)        105,377
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2004-60 Cl PA
 04-25-34                   5.50           3,031,541         3,097,939
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-60 Cl JF
 10-25-35                   1.83           5,258,851(h)      5,092,865
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-90 Cl FE
 09-25-36                   1.85           6,697,825(h)      6,554,519
Govt Natl Mtge Assn
 12-01-38                   5.50           5,000,000(e)      5,068,750
Govt Natl Mtge Assn #615740
 08-15-13                   6.00             618,862           642,152


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

BONDS (CONTINUED)
                          COUPON          PRINCIPAL
ISSUER                     RATE            AMOUNT             VALUE(a)
MORTGAGE-BACKED (CONT.)
Govt Natl Mtge Assn #781507
 09-15-14                   6.00%         $2,980,624        $3,070,300
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-62 Cl IC
 03-20-29                  76.25             970,053(b)         13,505
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-32 Cl A
 01-16-30                   5.08           8,548,708         8,626,292
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2004-4 Cl 3A
 06-19-34                   3.97             390,964(g)        176,121
Lehman XS Trust
 Series 2006-16N Cl A1B
 11-25-46                   1.52           1,998,462(h)      1,800,303
Merrill Lynch Alternative Note Asset
 Collateralized Mtge Obligation
 Series 2007-OAR1 Cl A1
 02-25-37                   1.57           5,139,861(h)      1,948,002
Morgan Stanley Mtge Loan Trust
 Series 2006-13AX Cl A1
 10-25-36                   1.49           2,770,542(h)      2,529,017
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2006-AR3 Cl A1A
 02-25-46                   3.48           1,800,546(g)        758,151
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-10 Cl A1
 10-25-35                   5.00           5,316,554         4,719,754
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-14 Cl 2A1
 12-25-35                   5.50           2,849,488         2,019,909
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-5 Cl 2A1
 05-25-35                   5.50           3,819,619         3,500,922
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR6 Cl 5A1
 03-25-36                   5.11           3,408,850(g)      2,288,186
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-11 Cl A68
 08-25-37                   6.00           4,573,963         2,275,918
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-15 Cl A1
 11-25-37                   6.00           3,136,295         1,956,141
                                                          ------------
Total                                                      434,616,183
----------------------------------------------------------------------
TOTAL BONDS
(Cost: $699,538,131)                                      $664,247,272
----------------------------------------------------------------------






MONEY MARKET FUND (2.9%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.69%              23,204,156(l)        $23,204,156
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $23,204,156)                                                       $23,204,156
-------------------------------------------------------------------------------------






SHORT-TERM SECURITIES (19.5%)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)
U.S. GOVERNMENT AGENCIES
Federal Home Loan Bank Disc Nts
 12-01-08                            0.10%           $23,100,000          $23,099,808
 12-04-08                            0.22             45,000,000           44,998,374
 12-05-08                            0.35             16,000,000           15,998,911
 12-09-08                            0.35             21,300,000           21,297,722
 12-12-08                            0.18             12,000,000           11,999,160
 12-15-08                            0.20             24,900,000           24,897,649
 12-23-08                            0.20             15,000,000           14,997,917
-------------------------------------------------------------------------------------
TOTAL SHORT-TERM SECURITIES
(Cost: $157,290,520)                                                     $157,289,541
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $880,032,807)(m)                                                  $844,740,969
=====================================================================================





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


INVESTMENTS IN DERIVATIVES


FUTURES CONTRACTS OUTSTANDING AT NOV. 30, 2008



                             NUMBER OF                                  UNREALIZED
                             CONTRACTS      NOTIONAL     EXPIRATION    APPRECIATION
CONTRACT DESCRIPTION       LONG (SHORT)   MARKET VALUE      DATE      (DEPRECIATION)
------------------------------------------------------------------------------------
U.S. Long Bond, 20-year          30         $3,824,531   March 2009         $70,963
U.S. Treasury Note, 2-
  year                          696        150,901,500   April 2009       1,150,951
U.S. Treasury Note, 5-
  year                         (806)       (94,069,017)  April 2009      (1,151,720)
U.S. Treasury Note, 10-
  year                         (585)       (70,766,719)  March 2009      (1,960,133)
------------------------------------------------------------------------------------
Total                                                                   $(1,889,939)
------------------------------------------------------------------------------------



NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. The interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Nov. 30, 2008.

(c) Principal only represents securities that entitle holders to receive only principal payments on the underlying mortgages. The yield to maturity of a principal only is sensitive to the rate of principal payments on the underlying mortgage assets. A slow (rapid) rate of principal repayments may have an adverse (positive) effect on yield to maturity. Interest rate disclosed represents yield based upon the estimated timing of future cash flows at Nov. 30, 2008.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Nov. 30, 2008, the value of these securities amounted to $6,561,576 or 0.8% of net assets.

(e) At Nov. 30, 2008, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $39,811,910. See Note 1 to the financial statements.


--------------------------------------------------------------------------------
22  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Nov. 30, 2008.

(h) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Nov. 30, 2008.

(i) At Nov. 30, 2008, investments in securities included securities valued at $3,974,282 that were partially pledged as collateral to cover initial margin deposits on open interest rate futures contracts.

(j) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(k) Represents comparable securities held to satisfy future delivery requirements of the following open forward sale commitments at Nov. 30, 2008:

                              PRINCIPAL   SETTLEMENT    PROCEEDS
     SECURITY                  AMOUNT        DATE      RECEIVABLE       VALUE
     --------------------------------------------------------------------------
     Federal Natl Mtge Assn
     12-01-23 5.50%          $9,275,000    12-16-08    $9,347,823    $9,434,419


(l) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Nov. 30, 2008.

(m) At Nov. 30, 2008, the cost of securities for federal income tax purposes was approximately $880,033,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $10,781,000
     Unrealized depreciation                         (46,073,000)
     -----------------------------------------------------------
     Net unrealized depreciation                    $(35,292,000)
     -----------------------------------------------------------





--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) seeks to implement more uniform reporting relating to the fair valuation of securities for financial statement purposes. Mutual funds are required to implement the requirements of this standard for fiscal years beginning after Nov. 15, 2007. While uniformity of presentation is the objective of the standard, industry implementation has just begun and it is likely that there will be a range of practices utilized and it will be some period of time before industry practices become more uniform. For this reason care should be exercised in interpreting this information and/or using it for comparison with other mutual funds.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 -- quoted prices in active markets for identical securities

     - Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the fund, and unobservable inputs reflect the fund's own assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Fund's investments as of Nov. 30, 2008:

                                        FAIR VALUE AT NOV. 30, 2008
                        ----------------------------------------------------------
                             LEVEL 1         LEVEL 2
                          QUOTED PRICES       OTHER        LEVEL 3
                            IN ACTIVE      SIGNIFICANT   SIGNIFICANT
                           MARKETS FOR     OBSERVABLE   UNOBSERVABLE
DESCRIPTION             IDENTICAL ASSETS     INPUTS        INPUTS         TOTAL
----------------------------------------------------------------------------------
Investments in
  securities              $283,039,953    $535,498,045   $26,202,971  $844,740,969
Other financial
  instruments*              (1,889,939)             --            --    (1,889,939)
----------------------------------------------------------------------------------
Total                     $281,150,014    $535,498,045   $26,202,971  $842,851,030
----------------------------------------------------------------------------------


* Other financial instruments are derivative instruments, such as futures, which are valued at the unrealized appreciation/depreciation on the instrument.

The following table is a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value.

                                                 INVESTMENTS IN
                                                   SECURITIES
---------------------------------------------------------------
Balance as of May 31, 2008                         $16,535,423
  Accrued discounts/premiums                            67,191
  Realized gain (loss)                                  57,803
  Change in unrealized appreciation
    (depreciation)                                 (18,039,725)
  Net purchases (sales)                             (4,057,608)
  Transfers in and/or out of Level 3                31,639,887
---------------------------------------------------------------
Balance as of Nov. 30, 2008                        $26,202,971
---------------------------------------------------------------






--------------------------------------------------------------------------------
24  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  25

STATEMENT OF ASSETS AND LIABILITIES  -------------------------------------------
NOV. 30, 2008 (UNAUDITED)


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $856,828,651)              $  821,536,813
  Affiliated money market fund (identified cost $23,204,156)           23,204,156
---------------------------------------------------------------------------------
Total investments in securities (identified cost $880,032,807)        844,740,969
Capital shares receivable                                               1,158,621
Dividends and accrued interest receivable                               3,717,190
Receivable for investment securities sold                               9,632,333
---------------------------------------------------------------------------------
Total assets                                                          859,249,113
---------------------------------------------------------------------------------
LIABILITIES
Forward sale commitments, at value (proceeds receivable
  $9,347,823)                                                           9,434,419
Dividends payable to shareholders                                         211,503
Capital shares payable                                                    829,806
Payable for securities purchased on a forward-commitment basis         39,811,910
Variation margin payable on futures contracts                             271,205
Accrued investment management services fees                                21,210
Accrued distribution fees                                                 151,076
Accrued transfer agency fees                                                6,779
Accrued administrative services fees                                        3,009
Accrued plan administration services fees                                     901
Other accrued expenses                                                    536,061
---------------------------------------------------------------------------------
Total liabilities                                                      51,277,879
---------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $  807,971,234
---------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $    1,776,823
Additional paid-in capital                                          1,040,002,565
Excess of distributions over net investment income                       (405,936)
Accumulated net realized gain (loss)                                 (196,133,845)
Unrealized appreciation (depreciation) on investments                 (37,268,373)
---------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $  807,971,234
---------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $586,444,617          128,981,199                       $4.55(1)
Class B                     $129,748,319           28,536,267                       $4.55
Class C                     $ 11,782,382            2,591,394                       $4.55
Class I                     $ 75,499,402           16,585,126                       $4.55
Class R4                    $  4,491,730              987,307                       $4.55
Class W                     $      4,784                1,053                       $4.54
-----------------------------------------------------------------------------------------


(1) The maximum offering price per share for Class A is $4.69. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 3.00%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

STATEMENT OF OPERATIONS  -------------------------------------------------------
SIX MONTHS ENDED NOV. 30, 2008 (UNAUDITED)


INVESTMENT INCOME
Income:
Interest                                                           $ 17,037,461
Income distributions from affiliated money market fund                   23,236
Fee income from securities lending                                       18,062
-------------------------------------------------------------------------------
Total income                                                         17,078,759
-------------------------------------------------------------------------------
Expenses:
Investment management services fees                                   1,878,923
Distribution fees
  Class A                                                               693,019
  Class B                                                               677,700
  Class C                                                                50,390
  Class W                                                                     6
Transfer agency fees
  Class A                                                               485,661
  Class B                                                               126,244
  Class C                                                                 9,135
  Class R4                                                                1,113
  Class W                                                                     5
Administrative services fees                                            266,869
Plan administration services fees -- Class R4                             5,565
Compensation of board members                                            11,206
Custodian fees                                                           44,285
Printing and postage                                                     75,730
Registration fees                                                        42,884
Professional fees                                                        26,084
Other                                                                    14,422
-------------------------------------------------------------------------------
Total expenses                                                        4,409,241
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                         (524,130)
  Earnings and bank fee credits on cash balances                         (7,837)
-------------------------------------------------------------------------------
Total net expenses                                                    3,877,274
-------------------------------------------------------------------------------
Investment income (loss) -- net                                      13,201,485
-------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                                (182,563)
  Futures contracts                                                  (3,083,493)
-------------------------------------------------------------------------------
Net realized gain (loss) on investments                              (3,266,056)
Net change in unrealized appreciation (depreciation) on
  investments                                                       (29,529,063)
-------------------------------------------------------------------------------
Net gain (loss) on investments                                      (32,795,119)
-------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(19,593,634)
-------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  27

STATEMENTS OF CHANGES IN NET ASSETS  -------------------------------------------


                                                                   SIX MONTHS ENDED     YEAR ENDED
                                                                      NOV. 30, 2008   MAY 31, 2008
                                                                        (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $  13,201,485  $  29,999,961
Net realized gain (loss) on investments                                  (3,266,056)     1,099,985
Net change in unrealized appreciation (depreciation) on
  investments                                                           (29,529,063)      (800,569)
--------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations         (19,593,634)    30,299,377
--------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                              (9,784,923)   (21,333,414)
    Class B                                                              (1,872,486)    (5,699,109)
    Class C                                                                (139,514)      (312,941)
    Class I                                                              (1,533,283)    (2,868,438)
    Class R4                                                                (81,464)      (183,760)
    Class W                                                                     (85)          (196)
--------------------------------------------------------------------------------------------------
Total distributions                                                     (13,411,755)   (30,397,858)
--------------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                        182,560,078    206,496,511
  Class B shares                                                         23,689,161     42,734,598
  Class C shares                                                          4,097,991      2,621,382
  Class I shares                                                         10,485,286     69,048,377
  Class R4 shares                                                         1,153,076      2,801,130
Reinvestment of distributions at net asset value
  Class A shares                                                          8,862,362     19,605,781
  Class B shares                                                          1,752,952      5,406,615
  Class C shares                                                            127,929        299,079
  Class I shares                                                          1,530,476      2,844,139
  Class R4 shares                                                            81,164        185,296
Payments for redemptions
  Class A shares                                                       (120,593,889)  (200,741,788)
  Class B shares                                                        (48,699,121)  (105,920,795)
  Class C shares                                                         (1,632,259)    (3,568,542)
  Class I shares                                                        (25,970,322)   (33,540,963)
  Class R4 shares                                                        (1,308,523)    (2,086,457)
--------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions        36,136,361      6,184,363
--------------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                                   3,130,972      6,085,882
Net assets at beginning of period                                       804,840,262    798,754,380
--------------------------------------------------------------------------------------------------
Net assets at end of period                                           $ 807,971,234  $ 804,840,262
--------------------------------------------------------------------------------------------------
Excess of distributions over net investment income                    $    (405,936) $    (195,666)
--------------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.74        $4.73        $4.68        $4.79        $4.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(b)       .19(b)       .19          .15          .12
Net gains (losses) (both realized and
 unrealized)                                          (.19)         .01          .05         (.10)        (.03)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.11)         .20          .24          .05          .09
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)        (.19)        (.19)        (.16)        (.12)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.55        $4.74        $4.73        $4.68        $4.79
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $586         $539         $514         $641         $894
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.03%(e)     1.04%        1.03%        1.06%        1.01%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                      .89%(e)      .89%         .89%         .89%         .93%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.47%(e)     3.93%        3.99%        3.27%        2.49%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            118%         209%         168%         194%         169%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                     (2.30%)(j)    4.27%        5.12%        1.00%        1.92%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.88% for the year ended May 31, 2008.
(h) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  29

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.74        $4.73        $4.68        $4.79        $4.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .06(b)       .15(b)       .15          .12          .08
Net gains (losses) (both realized and
 unrealized)                                          (.19)         .01          .05         (.11)        (.03)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.13)         .16          .20          .01          .05
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.15)        (.15)        (.12)        (.08)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.55        $4.74        $4.73        $4.68        $4.79
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $130         $159         $216         $338         $588
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.79%(e)     1.80%        1.79%        1.82%        1.76%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                     1.65%(e)     1.65%        1.64%        1.64%        1.68%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         2.72%(e)     3.18%        3.23%        2.50%        1.73%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            118%         209%         168%         194%         169%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                     (2.67%)(j)    3.48%        4.34%         .26%        1.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.64% for the year ended May 31, 2008.
(h) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.74        $4.73        $4.68        $4.79        $4.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .06(b)       .15(b)       .15          .12          .08
Net gains (losses) (both realized and
 unrealized)                                          (.19)         .02          .05         (.11)        (.03)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.13)         .17          .20          .01          .05
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.16)        (.15)        (.12)        (.08)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.55        $4.74        $4.73        $4.68        $4.79
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $12          $10          $10          $15          $24
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.79%(e)     1.80%        1.80%        1.83%        1.77%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                     1.65%(e)     1.65%        1.64%        1.64%        1.68%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         2.70%(e)     3.18%        3.24%        2.51%        1.73%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            118%         209%         168%         194%         169%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                     (2.67%)(j)    3.49%        4.34%         .26%        1.16%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.64% for the year ended May 31, 2008.
(h) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(j)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.74        $4.74        $4.69        $4.79        $4.83
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .09(b)       .20(b)       .20          .17          .14
Net gains (losses) (both realized and
 unrealized)                                          (.19)         .01          .05         (.10)        (.04)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.10)         .21          .25          .07          .10
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.09)        (.21)        (.20)        (.17)        (.14)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.55        $4.74        $4.74        $4.69        $4.79
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $75          $93          $55          $62          $31
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                          .60%(e)      .60%         .59%         .62%         .57%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                      .51%(e)      .51%         .54%         .58%         .57%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.87%(e)     4.23%        4.37%        3.66%        2.98%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            118%         209%         168%         194%         169%
--------------------------------------------------------------------------------------------------------------
Total return                                        (2.12%)(i)    4.45%        5.50%        1.56%        2.06%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.50% for the year ended May 31, 2008.
(h) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(i) Not annualized.
(j) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(j)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.74        $4.73        $4.68        $4.79        $4.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(b)       .19(b)       .19          .16          .13
Net gains (losses) (both realized and
 unrealized)                                          (.19)         .02          .05         (.11)        (.03)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.11)         .21          .24          .05          .10
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)        (.20)        (.19)        (.16)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.55        $4.74        $4.73        $4.68        $4.79
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $4           $5           $4          $19         $100
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                          .90%(e)      .90%         .86%         .88%         .84%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f),(g)                      .76%(e)      .76%         .72%         .72%         .76%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.61%(e)     4.06%        4.09%        3.27%        2.66%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(h)                            118%         209%         168%         194%         169%
--------------------------------------------------------------------------------------------------------------
Total return                                        (2.24%)(i)    4.41%        5.31%        1.19%        2.10%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.75% for the year ended May 31, 2008.
(h) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(i) Not annualized.
(j) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008     2007(b)
Net asset value, beginning of period                 $4.74        $4.73        $4.75
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(c)       .18(c)       .08
Net gains (losses) (both realized and
 unrealized)                                          (.20)         .02         (.02)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.12)         .20          .06
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)        (.19)        (.08)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.54        $4.74        $4.73
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.05%(f)     1.06%        1.00%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .96%(f)      .95%         .95%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         3.42%(f)     3.87%        4.02%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate(i)                            118%         209%         168%
--------------------------------------------------------------------------------------------------------------
Total return                                        (2.55%)(j)    4.21%        1.42%(j)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.
(i) Includes mortgage dollar rolls. If mortgage dollar roll transactions were excluded, the portfolio turnover would have been 42% for the six months ended Nov. 30, 2008.
(j) Not annualized.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------
(UNAUDITED AS TO NOV. 30, 2008)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Short Duration U.S. Government Fund (the Fund) is a series of RiverSource Government Income Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Government Income Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests in direct obligations of the U.S. government, such as Treasury bonds, bills and notes, and of its agencies and instrumentalities.

The Fund offers Class A, Class B, Class C, Class I, Class R4 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership. However, Class B shares are closed to new investors and new purchases.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At Nov. 30, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets,

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
Effective June 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurements disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS
Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-

--------------------------------------------------------------------------------
36  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


commitments. At Nov. 30, 2008, the Fund has outstanding when-issued securities of $39,811,910.

The Fund also enters into transactions to sell purchase commitments to third parties at current market values and concurrently acquires other purchase commitments for similar securities at later dates. As an inducement for the Fund to "roll over" its purchase commitments, the Fund receives negotiated amounts in the form of reductions of the purchase price of the commitment. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain or loss. Losses may arise due to changes in the value of the securities or if a counterparty does not perform under the terms of the agreement. If a counterparty files for bankruptcy or becomes insolvent, the Fund's right to repurchase or sell securities may be limited.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and sell put and call options and write put and call options. This may include purchasing mortgage-backed security (MBS) put spread options and writing covered MBS call spread options. MBS spread options are based upon the changes in the price spread between a specified mortgage-backed security and a like-duration Treasury security. The Fund also may write over-the-counter options (OTC options) where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain OTC options trades. Cash collateral held by the Fund for such option trades must be returned to the counter party upon closure, exercise or expiration of the contract. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


the amount of premium received or paid. At Nov. 30, 2008, and for the six months then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of the market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FORWARD SALE COMMITMENTS
The Fund may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under "Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Fund as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Fund realizes a gain or loss. If the Fund delivers securities under the commitment, the Fund realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the Notes to Portfolio of Investments.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their

--------------------------------------------------------------------------------
38  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures and options contracts, recognition of unrealized appreciation (depreciation) for certain derivative investments and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Nov. 30, 2008,

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

DIVIDENDS TO SHAREHOLDERS
Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income, if any, is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.48% to 0.25% annually as the Fund's assets increase. The management fee for the six months ended Nov. 30, 2008 was 0.48% of the Fund's average daily net assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase. The fee for the six months ended Nov. 30, 2008 was 0.07% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the six months ended Nov. 30, 2008, other expenses paid to this company were $773.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though

--------------------------------------------------------------------------------
40  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $20.50 for Class A, $21.50 for Class B and $21.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has agreements with RiverSource Distributors, Inc. and RiverSource Fund Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class W shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $4,413,000 and $93,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $227,688 for Class A, $57,443 for Class B and $2,956 for Class C for the six months ended Nov. 30, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the six months ended Nov. 30, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.............................................  0.89%
Class B.............................................  1.65
Class C.............................................  1.65
Class I.............................................  0.51
Class R4............................................  0.76
Class W.............................................  0.96


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $125,291
Class B..........................................    31,366
Class C..........................................     2,271
Class R4.........................................     1,113


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4............................................  $41


The management fees waived/reimbursed at the Fund level were $364,048.

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until May 31, 2009, unless sooner terminate at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*) will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  0.89%
Class B.............................................  1.65
Class C.............................................  1.65
Class I.............................................  0.51
Class R4............................................  0.76
Class W.............................................  0.96


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.


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42  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


EARNINGS AND BANK FEE CREDITS
During the six months ended Nov. 30, 2008, the Fund's transfer agency fees were reduced by $7,837 as a result of bank fee credits from overnight cash balances.

CUSTODIAN FEES
The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations, but including mortgage dollar rolls) aggregated $815,780,340 and $779,795,527, respectively, for the six months ended Nov. 30, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $18,062 for the six months ended Nov. 30, 2008. Expenses paid to the Investment Manager as securities lending agent were $2,082 for the six months ended Nov. 30, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At Nov. 30, 2008, the Fund had no securities out on loan.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                     SIX MONTHS ENDED NOV. 30, 2008
                                    ISSUED FOR
                                    REINVESTED                        NET
                         SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
---------------------------------------------------------------------------------
Class A               39,190,190    1,910,155    (25,947,081)      15,153,264
Class B                5,093,131      377,456    (10,396,940)      (4,926,353)
Class C                  883,133       27,573       (351,175)         559,531
Class I                2,239,651      328,995     (5,524,202)      (2,955,556)
Class R4                 247,071       17,462       (280,491)         (15,958)
---------------------------------------------------------------------------------



                                        YEAR ENDED MAY 31, 2008
                                    ISSUED FOR
                                    REINVESTED                        NET
                         SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
---------------------------------------------------------------------------------
Class A               43,400,136    4,118,107    (42,186,985)       5,331,258
Class B                8,957,341    1,135,754    (22,307,379)     (12,214,284)
Class C                  549,369       62,833       (750,024)        (137,822)
Class I               14,458,872      596,542     (7,078,714)       7,976,700
Class R4                 587,072       38,907       (437,399)         188,580
---------------------------------------------------------------------------------


5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $230,939,099 and $220,636,917, respectively, for the six months ended Nov. 30, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Nov. 30, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on

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44  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the six months ended Nov. 30, 2008

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $183,673,285 at May 31, 2008, that if not offset by capital gains will expire as follows:

    2009            2013           2014          2015
$117,356,906    $36,267,962    $20,469,230    $9,579,187


It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds);

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46  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------



this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies including those funds in the RiverSource complex of funds. Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current or former clients, including the Seligman Funds and other investment companies managed by RiverSource Investments; however, there can be no assurance of this or that these matters and any related publicity will

--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

9. SUBSEQUENT EVENT

Effective Dec. 15, 2008, the Fund will pay custodian fees to JPMorgan Chase Bank, N.A. and, in addition, JPMorgan Chase Bank, N.A. will serve as the securities lending agent for the Fund.


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48  RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
   RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 SEMIANNUAL REPORT  49

RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., and
                                RiverSource Fund Distributors, Inc., Members FINRA, and
                                managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2009 RiverSource Investments, LLC.                             S-6442 Z (1/09)